SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2000

NEFF CORP.

(Exact Name of registrant as specified in its charter)

DELAWARE	001-14145	65-0626400
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or	Number)	I.D. No.)
organization)

3750 N.W. 87th Avenue, Miami, Florida 33178

(Address or principal executive offices) (Zip Code)

Registrant's telephone numbers, including area code: (305) 513-3350

Item 5. OTHER EVENTS

The following data was presented by Pete Gladis, Chief Executive Officer of Neff Corp. (the "Company"), as part of a slide presentation at the 2001 Annual Meeting of the Stockholders of the Company in Miami, Florida on June 1 st, 2001.

Item 7. EXHIBITS

(c) FINANCIAL STATEMENTS AND EXHIBITS.

The following Exhibit is filed as part of this report.

NUMBER	DESCRIPTION

99.1	Slide Presentation at 2001 Annual Meeting of the Stockholders of Neff Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neff Corp.
Registrant

Date: June 1, 2000	/s/ Mark H. Irion

Mark H. Irion

Chief Financial Officer

On behalf of the registrant and
as Principal Financial and Accounting Officer

EXHIBIT INDEX

99.1 Slide Presentation at 2001 Annual Meeting of the Stockholders of Neff Corp.

NEFF STOCKHOLDER PRESENTATION

1. GENERAL OVERVIEW

  Eighth largest equipment rental company, according to RER magazine
  Over 30,000 active customers
  80 locations in 17 states as of 3/31/01
  FY00 same-store rental revenue growth rate of 7.9%
  $260.1 million FY00 revenue
  $79.5 million FY00 EBITDA
  Substantial cash flow generating capabilities

2. COMPANY HISTORY

YEAR	EVENTS	REVENUES

1988	Mas Family starts MP Equipment

1995	Strategic Partnership with GE Capital
1996	Initiated National Expansion	$31.9 (2)
1997	Buckner Acquisition	$70.0 (2)
1998	Richbourg Acquisition	$203.6 (2)
Initial Public Offering
1999	Sale of Neff Machinery & S.A. Argentina	$248.6 (1)
2000	Peter Gladis succeeds Kevin Fitzgerald as CEO	$260.1
2001E	Capex Reduction / Branch Consolidation	$250-$255

  Pro Forma results adjusted for sale of Neff Machinery, Inc.("Neff Machinery") and Sullair Argentina Sociedad Anonima (" S.A. Argentina")
  Neff Rental and Parent Company results only

3. NEW DEVELOPMENTS

  Amended terms of revolving credit facility to permanently waive certain defaults and provide sufficient capital to execute the Company's business plan
  Company has developed an action plan to consolidate 9 branches during FY2001. Focus on exiting unprofitable locations in marginal markets to strengthen branch network and focus on core operations
  Overhead expense reductions
  The URI proposal the Company received in January has been withdrawn

4. OPERATING STRATEGY

  Platform for purchasing power
  Operate on decentralized basis
    Entrepreneurial philosophy
    Brand preferences, specifications, wages and pricing
  Regional operating structure and coordination of assets
  Corporate coordination
    Between regions
    Overall programs
  Incentives to motivate all field personnel
  Grow via same-store growth

5. NEFF OPERATIONAL FOCUS

  Minimize Capital Expenditure
  Free Cash Flow Used to Reduce Outstanding Debt
  Sales Management Discipline
  Internal Pricing Controls
  Maximize Returns from Investments in Fleet

6. UPSIDE OPPORTUNITIES

  Maturation of existing locations
    Continue building construction base
    Continue industrial customer development
  Oil industry turnaround
    Improvements in Gulf region performance
  Pricing Opportunities
    Construction segment strong
    Fleet supply/demand balancing
    Industry focused on pricing discipline

7. STRATEGIC OPPORTUNITIES

Strategic Opportunities to Restructure Neff's Balance Sheet

    Publicly traded debt and equity are attractive investments for Neff at recent distressed valuations caused by industry downturn
    Evaluate the possible repurchase of the Company's senior subordinated debt
    Evaluate the possible repurchase of the Company's publicly traded common stock
    Any repurchase would be contingent on the availability of financing on terms favorable to the Company
    Any repurchase would require an amendment to the Company's credit facility as the Company is currently prevented from repurchasing its debt or equity

8. REVENUE GROWTH
TOTAL REVENUES
YEAR	($ in millions)
1997	70.0 (2)
1998	203.6 (2)
1999	248.6 (1)
2000	260.1

    Revenues increase 4.6% in 2000
    Rental revenues estimated to increase by 5-10% in 2001
    Revenues from used equipment sales estimated to decline by 40-45%
    Total revenues in 2001 expected to be slightly over $250 million
    Pro Forma results adjusted for sale of Neff Machinery and S.A. Argentina
    Neff Rental and Parent Company results only

9. FLEET CYCLE

AVERAGE FLEET
AT ORIGINAL COST
YEAR	($ in millions)

1997	93.8 (1)
1998	192.5 (1)
1999	377.3 (1)
2000	452.8

  Average fleet (at original cost) increased by 20% in 2000
  Average age of fleet at December 31, 2000 was 26 months
  Relatively young fleet enables the Company to execute its reduced capex plan for 2001- aging the fleet without affecting cash flow generating capabilities
      Neff Rental and Parent Company results only

10. EBITDA GROWTH

EBITDA
YEAR	($ in millions)
1997	22.3 (1)
1998	71.0 (2)
1999	81.6 (2)
2000	79.5

  EBITDA decreased 2.6% to $79.5 million in 2000 (30.6% EBITDA margin)
  EBITDA estimated to be approximately $80-85 million in 2001 (33-34% EBITDA margin)
  Free cash flow estimated to increase to $20-30 million in 2001
        Pro Forma results adjusted for sale of Neff Machinery and S.A. Argentina
        Neff Rental and Parent Company results only

  POSITIONED FOR IMPROVEMENT
  Significant market opportunity
  Fully-integrated branch work
  Market leading systems
  Experienced focused management team
  Quality fleet, personnel, services

Renewed growth through improvement in same-store performance, operating efficiencies and free cash flow